UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MANNING & NAPIER FUND, INC.

ADJOURNED SPECIAL MEETING NOTICE

YOUR IMMEDIATE ACTION IS REQUESTED!

Dear Shareholder:

Please be advised that the Special Meeting for the Manning & Napier Fund, Inc. scheduled for June 30, 2020 has been adjourned until August 18, 2020. For the reasons set forth in the proxy materials previously delivered to you THE FUND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND BELIEVES THE PROPOSALS ARE IN THE BEST INTEREST OF THE SERIES’ SHAREHOLDERS.

YOUR VOTE IS IMPORTANT! Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

Choose ONE on the following methods to vote your shares:

1.       TO SPEAK TO A PROXY VOTING SPECIALIST: Dial 1-866-618-9320 and a representative will assist you with voting your shares and answer any proxy related questions.

2.       VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. If you have received more than one proxy card, you can vote each card during the call.

3.       VOTE VIA INTERNET: Go to website www.ProxyVote.com and enter the CONTROL NUMBER printed on your proxy card and follow the instructions.

4.       VOTE BY MAIL: Sign and Date the enclosed proxy card and mail back using the enclosed pre-paid postage envelope

Thank you for your participation.

YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY!